UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2004

SPHERION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 308-7600

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On February 2, 2004, Spherion Corporation issued a press release announcing its results of operations for the fiscal year ended December 26, 2003. A copy of the press release is attached as an exhibit hereto.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION

Date: February 2, 2004	By: /s/ Roy G. Krause

President & Chief Operating Officer

3

Exhibit

[Spherion logo]

Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

Media Contact:	Kip Havel (954) 308-6324 kiphavel@spherion.com

FOR IMMEDIATE RELEASE

SPHERION ANNOUNCES FOURTH QUARTER AND YEAR ENDED 2003 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., February 2, 2004 — Spherion Corporation (NYSE: SFN) today announced financial results for the fourth quarter and year ended December 26, 2003.

FINANCIAL HIGHLIGHTS

     Financial results for the fourth quarter and year-ended 2003:

•	Fourth quarter 2003 revenues were $555.0 million compared with $526.5 million in the fourth quarter of 2002.

•	The net loss for the three months was ($0.7) million or ($0.01) per share in 2003 and ($277.7) million or ($4.66) per share in 2002.

•	The loss from continuing operations was ($1.6) million or ($0.03) per share in the fourth quarter 2003 compared with ($274.2) million or ($4.60) per share in the fourth quarter 2002.

•	Excluding restructuring, goodwill impairment and other charges and gains, adjusted earnings from continuing operations for the fourth quarter were $0.5 million or $0.01 per share in 2003 and $2.6 million or $0.04 per share in 2002.

•	Revenues in both 2003 and 2002 were $2.1 billion. The net loss for 2003 was ($13.9) million or ($0.23) per share compared with ($903.3) million or ($15.20) per share in 2002.

     Spherion president and chief operating officer Roy Krause commented, “U.S. temporary staffing sales trends continued to improve throughout the fourth quarter, increasing our confidence that sales efforts are delivering results and economic conditions impacting our business are steadily improving. Total Company revenue increased 5% on a sequential quarterly basis driven by strength in light industrial and clerical staffing and new account wins.”

     Krause continued, “We are pleased that we continue to gain sales momentum, but have further work to do to realize the benefits of the operating leverage that exists within the Company. Today’s business environment of lower gross margins and increasing employment related costs require increased efficiency to produce acceptable returns. Our new operating structure and enterprise-wide information systems will allow us to capitalize on economies of scale in our two principal business lines, which will allow us to deliver higher staffing volume with a lower, more efficient cost structure. Leveraging these operating enhancements to drive profitable revenue growth and increase operating cash flow are our primary objectives in 2004.”

OPERATING PERFORMANCE

     Effective for the fourth quarter 2003, the Company introduced new operating segments as a result of changes to operating management structures. Historical segment information has been restated for 2003 and 2002. Restated information is available on the investor relations page of the Company’s web site at www.spherion.com.

     The Staffing Services segment includes clerical and light industrial temporary staffing, permanent placement and managed services that were previously reported primarily under the Recruitment and Outsourcing segments. In the fourth quarter, on an organic basis, the Staffing Services segment revenue was flat year over year. Temporary staffing revenue grew approximately 5.3% from last year, the first year over year growth since 1999, which was offset by declines in technical and call center managed services. Competitive pricing, as well as the growth in lower margin temporary staffing services, resulted in a decline in gross profit margins to 19.1% in 2003 from 22.1% in 2002. Active expense management helped to mitigate the gross profit declines resulting in a fourth quarter segment contribution of 2.4%.

     The Professional Services segment includes temporary staffing and permanent placement of employees that specialize in information technology, finance and accounting, administrative, legal and other professional functions. Professional Services performance improved during the fourth quarter, primarily a result of increased sales and profitability in North America. Specifically, the recently combined North American professional recruiting and technology staffing operations increased revenue 2.9% and improved segment contribution by $1.8 million from last year. However, results in Europe and Australia negatively impacted segment profitability due to weak sales performance and gross profit margin erosion, which were a loss of ($2.9) million in the fourth quarter, compared with a loss of ($2.3) million a year ago.

OTHER ITEMS

     During the fourth quarter, the Company began the front-office rollout and the final phase of the enterprise-wide system implementation. To date approximately 100 locations have successfully been converted to the new system. Based on the current, revised roll-out schedule, the completion of the system implementation is expected early in the third quarter of 2004. The Company anticipates that it will begin to realize productivity improvements and reduce operating expenses in the latter part of 2004 from this technology investment and standardization of business processes.

     As previously disclosed, the Company will incur the last of three restructuring charges in the first quarter of 2004, as the system implementation and further integration of several business lines near completion. In the fourth quarter, the Company recorded a pre-tax restructuring charge of approximately $3.2 million primarily for severance related to redundancies and centralization of several business support functions. The Company currently anticipates a charge of approximately $3 million on a pre-tax basis in the first quarter 2004, primarily related to facility consolidation and severance.

OUTLOOK

     Krause commented, “Weekly sales trends in the U.S. staffing business for the first three weeks of January continue to show improvement over the same period last year. Due to seasonal patterns in the business, first quarter revenues have historically been lower than fourth quarter revenues. Additionally, while new pricing programs are helping mitigate the impact of significant state unemployment rate increases and seasonal effect of payroll taxes, we expect to see some gross profit margin decline in the first quarter.”

     The Company currently anticipates revenue for the first quarter 2004 will be between $520 and $540 million and the loss from continuing operations will be between ($0.04) and ($0.09) per share. This guidance includes a charge of approximately ($0.03) per share for the restructuring activities expected during the first quarter and assumes a 40% effective tax rate. Excluding the restructuring charge, the Company anticipates that first quarter adjusted loss from continuing operations will be between ($0.01) and ($0.06) per share.

About Spherion

     Spherion Corporation is a leader in the staffing industry, providing value-added staffing, recruiting and workforce solutions. Founded in 1946, with operations in North and Central America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. To learn more, visit www.spherion.com.

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer temporary employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our business strategy; Technology Investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Debt Compliance- Failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other — government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; managing or integrating any future acquisitions may strain our resources, and certain contracts contain termination provisions and pricing risks. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings (loss) from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings (loss) from continuing operations include, but are not limited to, restructuring charges, gains/losses on the sale of assets, goodwill impairment charges and gains on the early retirement of debt, net of taxes. Adjusted earnings (loss) from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings (loss) from continuing operations should not be considered a measure of financial performance in isolation or as an alternative to earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies. Items excluded from adjusted earnings (loss) from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended

	December 26,	December 27,	December 26,	December 27,
	2003	2002	2003	2002

Revenues (1)	$555,036	$526,515	$2,069,518	$2,116,067
Cost of services	430,111	393,456	1,590,221	1,588,729

Gross profit (2)	124,925	133,059	479,297	527,338

Selling, general and administrative expenses	112,494	118,100	445,428	467,165
Licensee commissions	11,123	12,083	44,367	47,896
Amortization of intangibles	107	95	448	321
Interest expense	1,555	1,776	6,101	11,192
Interest income	(1,062)	(1,188)	(5,455)	(5,914)
Restructuring, asset impairments and other charges	3,150	5,284	5,213	10,449
Goodwill impairment	—	291,497	—	291,497
Other gains (3)	—	(6,510)	(313)	(10,458)

	127,367	421,137	495,789	812,148

Loss from continuing operations before income taxes, discontinued operations and cumulative effect of a change in accounting principle	(2,442)	(288,078)	(16,492)	(284,810)
Income tax benefit	839	13,897	5,516	11,490

Loss from continuing operations before discontinued operations and cumulative effect of a change in accounting principle	(1,603)	(274,181)	(10,976)	(273,320)

Discontinued operations:
Loss from discontinued operations (4)	(423)	(5,362)	(1,372)	(23,249)
Income tax benefit (expense)	1,338	1,843	(1,565)	8,860

Net earnings (loss) from discontinued operations	915	(3,519)	(2,937)	(14,389)

Net loss before cumulative effect of a change in accounting principle	(688)	(277,700)	(13,913)	(287,709)
Cumulative effect of a change in accounting principle, net of income tax benefit of $76,012	—	—	—	(615,563)

Net loss	$(688)	$(277,700)	$(13,913)	$(903,272)

(Loss) earnings per share-Basic and Diluted:
Loss from continuing operations before discontinued operations and cumulative effect of a change in accounting principle	$(0.03)	$(4.60)	$(0.18)	$(4.60)
Earnings (loss) from discontinued operations	0.02	(0.06)	(0.05)	(0.24)
Cumulative effect of a change in accounting principle	—	—	—	(10.36)

	$(0.01)	$(4.66)	$(0.23)	$(15.20)

Weighted average shares used in computation of loss per share:
Basic	60,226	59,544	59,951	59,417
Diluted	60,226	59,544	59,951	59,417

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes gains from the repurchase of convertible subordinated notes of $6,510 for the three months ended December 27, 2002; $313 and $10,458 for the twelve months ended December 26, 2003 and December 27, 2002, respectively.

(4)	Includes a pre-tax loss on disposal of $4,255 for the three months ended December 27, 2002; $1,058 and $12,819 for the twelve months ended December 26, 2003 and December 27, 2002, respectively.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands, except share data)

	December 26,	December 27,
	2003	2002

Assets
Current Assets:
Cash and cash equivalents	$21,248	$65,456
Receivables, less allowance for doubtful accounts of $6,671 and $6,760	334,015	284,675
Deferred tax asset	20,868	19,897
Income tax receivable	20,710	90,788
Insurance deposit	27,412	26,808
Other current assets	15,247	16,341
Assets of discontinued operations	—	11,000

Total current assets	439,500	514,965
Goodwill	49,977	30,894
Property and equipment, net	133,448	94,520
Deferred tax asset	144,154	134,971
Insurance deposit	67,688	61,892
Intangibles and other assets	30,067	26,453

	$864,834	$863,695

Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of long-term debt	$6,939	$5,419
Accrued restructuring	4,988	5,938
Accounts payable and other accrued expenses	97,562	88,751
Accrued salaries, wages and payroll taxes	60,282	72,820
Accrued insurance reserves	36,849	39,138
Other current liabilities	7,391	14,000
Liabilities of discontinued operations	—	8,316

Total current liabilities	214,011	234,382
Long-term debt, net of current portion	8,325	8,535
Convertible subordinated notes	89,748	96,715
Accrued insurance reserves	29,110	33,535
Accrued income tax payable	79,423	67,619
Deferred compensation and other long-term liabilities	32,372	18,896

Total liabilities	452,989	459,682

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000 shares; issued 65,341,609 shares	653	653
Treasury stock, at cost, 5,425,781 and 6,376,964 shares, respectively	(54,971)	(66,860)
Additional paid-in capital	852,995	859,551
Accumulated deficit	(402,600)	(388,687)
Accumulated other comprehensive income (loss)	15,768	(644)

Total stockholders’ equity	411,845	404,013

	$864,834	$863,695

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management Guidance
	Three Months Ended	Three Months Ended		Twelve Months Ended

	March 26,	December 26,	December 27,	December 26,	December 27,
	2004	2003	2002	2003	2002

Adjusted earnings (loss) from continuing operations		$483	$2,563	$(7,743)	$4,331

Restructuring, asset impairments and other charges, net of tax		(2,086)	(3,192)	(3,427)	(6,549)

Other gains, net of tax		—	4,041	194	6,491

Goodwill impairment, net of tax		—	(277,593)	—	(277,593)

Loss from continuing operations		(1,603)	(274,181)	(10,976)	(273,320)

Net earnings (loss) from discontinued operations		915	(3,519)	(2,937)	(14,389)

Cumulative effect of a change in accounting principle, net of tax		—	—	—	(615,563)

Net loss		$(688)	$(277,700)	$(13,913)	$(903,272)

Per share-Diluted amounts:
Adjusted earnings (loss) from continuing operations	($0.01) to ($0.06)	$0.01	$0.04	$(0.13)	$0.07
Restructuring, asset impairments and other charges, net of tax	(0.03)	(0.03)	(0.05)	(0.06)	(0.11)

Other gains, net of tax	—	—	0.07	0.00	0.11

Goodwill impairment, net of tax	—	—	(4.66)	—	(4.67)

Loss from continuing operations	($0.04) to ($0.09)	(0.03)	$(4.60)	(0.18)	(4.60)

Earnings (loss) from discontinued operations		0.02	(0.06)	(0.05)	(0.24)

Cumulative effect of a change in accounting principle, net of tax		—	—	—	(10.36)

Net loss		$(0.01)	$(4.66)	$(0.23)	$(15.20)

Weighted average shares used in computation of earnings (loss) per share:
Diluted		60,226	59,544	59,951	59,417

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (new format)
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended

	December 26,	December 27,	September 26,	December 26,	December 27,
	2003	2002	2003	2003	2002

Revenues:
Staffing Services	$387,483	$367,607	$361,231	$1,416,302	$1,458,309
Professional Services	167,553	158,908	166,777	653,216	657,758

Total	$555,036	$526,515	$528,008	$2,069,518	$2,116,067

Gross profit:
Staffing Services	$73,947	$81,393	$67,691	$272,389	$310,698
Professional Services	50,978	51,666	52,865	206,908	216,640

Total	$124,925	$133,059	$120,556	$479,297	$527,338

Segment operating profit:
Staffing Services	$9,347	$13,170	$5,715	$22,450	$39,135
Professional Services	(907)	(2,142)	2,026	(2,136)	(292)

Segment operating profit	8,440	11,028	7,741	20,314	38,843

Unallocated central costs	(7,132)	(8,152)	(7,756)	(30,812)	(26,566)
Amortization of intangibles	(107)	(95)	(122)	(448)	(321)
Interest expense	(1,555)	(1,776)	(1,478)	(6,101)	(11,192)
Interest income	1,062	1,188	1,237	5,455	5,914
Restructuring, asset impairments and other charges	(3,150)	(5,284)	(2,539)	(5,213)	(10,449)
Goodwill impairment	—	(291,497)	—	—	(291,497)
Other gains	—	6,510	—	313	10,458

Loss from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	$(2,442)	$(288,078)	$(2,917)	$(16,492)	$(284,810)

MEMO:

Gross profit margin:
Staffing Services	19.1%	22.1%	18.7%	19.2%	21.3%
Professional Services	30.4%	32.5%	31.7%	31.7%	32.9%
Total Spherion	22.5%	25.3%	22.8%	23.2%	24.9%

Segment operating profit margin:
Staffing Services	2.4%	3.6%	1.6%	1.6%	2.7%
Professional Services	-0.5%	-1.3%	1.2%	-0.3%	0.0%
Total Spherion	1.5%	2.1%	1.5%	1.0%	1.8%

Supplemental Cash Flow Information:
Operating cash flow	$(31,194)	$(5,547)	$3,060	$50,040	$39,163
Capital expenditures	$1,566	$9,184	$17,472	$60,453	$34,579
Depreciation and amortization	$7,994	$7,089	$7,439	$29,262	$29,214
DSO	56	50	54	56	50

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended

	December 26,	December 27,	September 26,	December 26,	December 27,
	2003	2002	2003	2003	2002

Staffing Services
Revenue by Skill:
Clerical	$251,259	$245,403	$241,403	$958,459	$983,281
Light Industrial	136,224	122,204	119,828	457,843	475,028

Segment Revenue	$387,483	$367,607	$361,231	$1,416,302	$1,458,309

Revenue by Geography:
North America	$387,483	$367,607	$361,231	$1,416,302	$1,458,309

Revenue by Service:
Temporary Staffing	$299,288	$267,080	$272,661	$1,054,516	$1,049,623
Managed Services	84,698	98,486	85,285	349,693	399,119
Permanent Placement	3,497	2,041	3,285	12,093	9,567

Segment Revenue	$387,483	$367,607	$361,231	$1,416,302	$1,458,309

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	17.3%	18.3%	16.8%	17.0%	18.0%
Managed Services	22.0%	30.9%	21.7%	23.1%	28.0%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	19.1%	22.1%	18.7%	19.2%	21.3%

Professional Services
Revenue by Skill:
Information Technology	$89,966	$88,942	$87,868	$351,278	$390,279
Finance & Accounting	31,074	28,205	32,452	121,470	100,470
Legal & Other	24,462	24,019	25,641	98,701	92,193
Administrative	22,051	17,742	20,816	81,767	74,816

Segment Revenue	$167,553	$158,908	$166,777	$653,216	$657,758

Revenue by Geography:
North America	$104,207	$101,279	$104,739	$411,280	$417,296
Europe	31,529	29,539	30,143	119,845	118,396
Australia	31,817	28,090	31,895	122,091	122,066

Segment Revenue	$167,553	$158,908	$166,777	$653,216	$657,758

Revenue by Service:
Temporary Staffing	$153,080	$147,261	$152,856	$599,365	$608,258
Permanent Placement	14,473	11,647	13,921	53,851	49,500

Segment Revenue	$167,553	$158,908	$166,777	$653,216	$657,758

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	23.8%	27.2%	25.5%	25.5%	27.5%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	30.4%	32.5%	31.7%	31.7%	32.9%

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (old format)
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended

	December 26,	December 27,	September 26,	December 26,	December 27,
	2003	2002	2003	2003	2002

Revenues:
Recruitment	$412,189	$367,175	$386,750	$1,490,638	$1,448,963
Technology	68,486	77,893	68,158	281,265	339,656
Outsourcing	74,361	81,447	73,100	297,615	327,448

Total	$555,036	$526,515	$528,008	$2,069,518	$2,116,067

Gross profit:
Recruitment	$92,301	$86,952	$88,198	$341,697	$341,927
Technology	16,970	21,535	17,338	72,242	97,045
Outsourcing	15,654	24,572	15,020	65,358	88,366

Total	$124,925	$133,059	$120,556	$479,297	$527,338

Segment operating profit:
Recruitment	$5,390	$1,853	$4,427	$7,315	$10,176
Technology	101	1,110	780	1,638	5,966
Outsourcing	2,949	8,065	2,534	11,361	22,701

Segment operating profit	8,440	11,028	7,741	20,314	38,843

Unallocated central costs	(7,132)	(8,152)	(7,756)	(30,812)	(26,566)
Amortization of intangibles	(107)	(95)	(122)	(448)	(321)
Interest expense	(1,555)	(1,776)	(1,478)	(6,101)	(11,192)
Interest income	1,062	1,188	1,237	5,455	5,914
Restructuring, asset impairments and other charges	(3,150)	(5,284)	(2,539)	(5,213)	(10,449)
Goodwill impairment	—	(291,497)	—	—	(291,497)
Other gains	—	6,510	—	313	10,458

Loss from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	$(2,442)	$(288,078)	$(2,917)	$(16,492)	$(284,810)

MEMO:

Gross profit margin:
Recruitment	22.4%	23.7%	22.8%	22.9%	23.6%
Technology	24.8%	27.6%	25.4%	25.7%	28.6%
Outsourcing	21.1%	30.2%	20.5%	22.0%	27.0%
Total Spherion	22.5%	25.3%	22.8%	23.2%	24.9%

Segment operating profit margin:
Recruitment	1.3%	0.5%	1.1%	0.5%	0.7%
Technology	0.1%	1.4%	1.1%	0.6%	1.8%
Outsourcing	4.0%	9.9%	3.5%	3.8%	6.9%
Total Spherion	1.5%	2.1%	1.5%	1.0%	1.8%

Supplemental Cash Flow Information:
Operating cash flow	$(31,194)	$(5,547)	$3,060	$50,040	$39,163
Capital expenditures	$1,566	$9,184	$17,472	$60,453	$34,579
Depreciation and amortization	$7,994	$7,089	$7,439	$29,262	$29,214
DSO	56	50	54	56	50